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                           INVESTMENT MANAGEMENT AGREEMENT

          This INVESTMENT MANAGEMENT AGREEMENT (this "Agreement"), dated as of the 24th day of April, 1998, is made by and among 312 CERTIFICATE COMPANY, a Delaware corporation (the "Issuer"), INTEGRITY CAPITAL ADVISORS, INC., a Delaware corporation (the "Portfolio Manager"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent for the Certificateholders (as such term is defined below). Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Face Amount Certificate Agreement (as such term is defined below).

          WHEREAS,

          A. Pursuant to the Face Amount Certificate Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face Amount Certificate Agreement"), among the Issuer, International Securitization Corporation, a Delaware corporation ("ISC"), and the Agent, the Agent has acquired a $500,000,000 Installment Face Amount Certificate of even date herewith (as amended, substituted or replaced from time to time, the "Face Amount Certificate") issued by the Issuer in favor of the Agent for the benefit of ISC and certain financial institutions ("Liquidity Banks") from time to time party to that certain Liquidity Agreement dated as of even date herewith, among The First National Bank of Chicago, as the "Liquidity Agent" thereunder, ISC and such Liquidity Banks (ISC and such Liquidity Banks being referred to herein collectively as the "Certificateholders").

          B. The proceeds of the sale of the Face Amount Certificate will be deposited in an account (the "Custodial Account") held with an independent, third-party custodian mutually agreed upon by the parties hereto in order to maintain such proceeds as security for the Face Amount Certificate by investing in a pool of fixed-income securities which will be actively managed pursuant to a set of investment guidelines attached hereto as EXHIBIT A (the "Investment Guidelines") and agreed upon between the Issuer and the Certificateholders.

          C. The Issuer desires to appoint the Portfolio Manager to manage the securities and other investments now or hereafter owned by the Issuer including, without limitation, those held in the Custodial Account (the "Portfolio"), and has directed the Custodian to respond to the investment instructions of the Portfolio Manager. The Portfolio Manager desires to serve as investment manager with respect to the Portfolio, and the Certificateholders desire to ensure that the Portfolio is managed pursuant to the investment guidelines agreed upon between the Issuer and the Certificateholders.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Portfolio Manager and the Agent do hereby agree as follows:

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          1.   DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "DEFAULTED SECURITY" means a Security: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, or (ii) as to which any other event has occurred and is continuing which has caused, the acceleration of the maturity of all or a portion of the principal of such Security, or which otherwise entitles, or with the giving of notice or the passage of time or both could entitle, the holder or holders of such Security to take actions for the enforcement of such Security or any collateral or security therefor.

          "ELIGIBLE SECURITY" means a Security:

          (i) which is payable only in the United States (except for Eurodollar Perpetual Floating Rate Securities), and is denominated only in U.S. Dollars;

          (ii) with respect to which (x) no Obligor thereunder is an Obligor on a Defaulted Security; (y) no Obligor thereunder is an affiliate of the Parent or any Transaction-Related Party; and (z) each Obligor thereunder is incorporated or organized under the laws of the United States or any state thereof or under the laws of an Organization for Economic Cooperation and Development country;

          (iii) which is scheduled to be paid in full on or prior to the 30th anniversary of its issuance or is a Eurodollar Perpetual Floating Rate Security rated NAIC 1 by the National Association of Insurance Commissioners whose base level index resets at least semiannually;

          (iv) which is rated by any of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or the National Association of Insurance Commissioners;

          (v) with respect to which any payments of interest made to the Issuer thereon are not subject to any taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority of any jurisdiction (other than taxes imposed on or measured by the net income or overall gross receipts, capital and franchise taxes attributable to the Issuer);

          (vi) which is not a Security (a) with respect to which any related Obligor is primarily engaged in the building, real estate, land development or real estate investment trust industries, or except as otherwise permitted in the Investment Guidelines, (b) which is principally secured by a lien upon real estate, and either (x) does not provide for recourse to the general assets of the related Obligor for the repayment of such Security, or (y) such real estate constitutes all or substantially all of the assets of the related Obligor;

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          (vii) which, at the time of the Issuer's acquisition of such Security, is not being redeemed pursuant to its terms;

          (viii) which is not by its terms convertible into or exchangeable for, or secured by, any capital stock, equity security or interest in the equity of a entity, or any warrant, option, right or other agreement pursuant to which any such capital stock, equity security or interest can be acquired, whether or not actually evidenced by a security;

          (ix) as to which, at the time of the Issuer's acquisition of such Security, the Issuer will have good and marketable title to such Security, free and clear from liens except as created under the Pledge Agreement, and which has been the subject of the grant under the Pledge Agreement of a first priority perfected "security interest" (within the meaning of the Uniform Commercial Code of the jurisdiction the law of which governs the perfection of the security interest in such Security created by the Pledge Agreement) therein (and in the proceeds thereof);

          (x) which is not a Defaulted Security;

          (xi) which will at all times be the bona fide, legal and assignable payment obligation of the Obligor of such Security, and with respect to which each instrument, document or agreement evidencing such Security will at all times be the bona fide, legal and assignable obligation of the Obligor (including any guarantor of the primary Obligor) of such Security, in each case enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (xii) which complies in all material respects with all material requirements of the Investment Guidelines;

          (xiii) which is either an "instrument", a "certificated security" or a "security entitlement" (in each case within the meaning of Sections 9-105, 9-106 and/or 9-115 of the Uniform Commercial Code; and if an instrument or a certificated security, only one original thereof exists, which has been or will be delivered to the Custodian pursuant to the Pledge Agreement;

          (xiv) which is not subject to any enforceable provision prohibiting the transfer, sale or assignment to, or by, the Issuer of such payment obligation;

          (xv) as to which the Agent has not notified the Portfolio Manager that the Agent has determined that such Security is not acceptable in its reasonable judgment as an Eligible Security;

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          (xvi) if such Security bears interest at a fixed per annum rate, as to which, at the time of the Issuer's acquisition of such Security, will not cause the aggregate Fair Market Value of all Securities owned by the Issuer which bear interest at a fixed per annum rate to exceed 60.0% of the aggregate Fair Market Value of all Securities owned by the Issuer; and

          (xvii) which is not a leveraged future or other leveraged/speculative derivative.

          "EURODOLLAR PERPETUAL FLOATING RATE SECURITY" means a security which pays interest and principal in U.S. Dollars held in banks outside the U.S. and which either has no stated maturity or a maturity date so distant in the future such that it effectively pays interest indefinitely and with respect to which the coupon payments reset periodically typically as specified by a short-term interest index plus a spread.

          "FAIR MARKET VALUE" means, with respect to any Security or Short-Term Investment, at any date, (i) if quotations are then available, the price of such Security or Short-Term Investment on the preceding Business Day, as calculated based on any regularly published reporting or quotation service, or (ii) if quotations are not then available, the market value of such Security or Short-Term Investment, as determined by the Portfolio Manager in good faith, based on its standard valuation procedures acceptable to the Agent in its reasonable discretion, but exclusive of the portion of such price or valuation attributable to the accrued interest or discount with respect to such Security or Short-Term Investment as of such date.

          "INSOLVENCY EVENT" shall mean, with respect to a specified person or entity, the occurrence of any of the following events: (a) such person or entity is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or (b) such person or entity (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any legal composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee (other than the Agent), custodian (other than the Custodian), liquidator or sequestrator (or other similar official) of such person or entity or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against such person or entity and continue undismissed for 60 days or any such appointment is ordered by a court or regulatory body having jurisdiction; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, insolvency or similar law, or authorizes such application or consent, or proceedings to such end are instituted against such person or entity without such authorization, application or consent and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order (if contested in good faith) remains undismissed for 60 days.

          "INSTRUMENT" means an instrument (including, without limitation, a promissory note) or certificated security, as each such term is defined in the Uniform Commercial Code of any applicable jurisdiction.

          "OBLIGOR" shall mean, with respect to any Security, each person or entity which is obligated to make payments with respect to such Security, including any guarantor of such person or entity's obligations.

          "SECURITY" means indebtedness constituting a debenture, bond, note, security entitlement, certificated security or other Instrument or evidence of indebtedness issued by an Obligor or Obligors, other than a line of credit or a loan.

          "SHORT-TERM INVESTMENTS" means the short-term interest bearing and short-term discount obligations held by the Issuer from time to time in the Custodial Account pursuant to Section 6 of the Custodial Agreement.

          "SHORTFALL AMOUNT" means, on any date, the positive difference, if any, of (i) the outstanding Invested Amount on such date, MINUS (ii) the sum of the aggregate Fair Market Value of all Securities and Short-Term Investments owned by the Issuer on such date on deposit in the Custodial Account plus any free cash balance in the Custodial Account on such date.

          "SURPLUS AMOUNT" means, on any date, the positive difference, if any, of (i) the sum of the aggregate Fair Market Value of all Securities and Short-Term Investments owned by the Issuer on such date on deposit in the Custodial Account plus any free cash balance in the Custodial Account on such date, MINUS (ii) the outstanding Invested Amount on such date.

          "SWAP EVENT" means the occurrence of any one or more of the following:
(a) the Swap Provider shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolutions, liquidation or reorganization of the Swap Provider, (b) involuntary proceedings or an involuntary petition shall have been commenced or filed against the Swap Provider by any person or entity under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Swap Provider or an order of relief shall have been entered or such proceeding or petition shall not have been dismissed within sixty (60) days, or
(c) the Swap Provider (i) shall fail to make any payment or deposit when due under the Swap Agreement or (ii) shall fail to perform or shall breach any covenant or any other agreement under the Swap Agreement and such failure to perform or breach is not cured within five Business Days, such period to begin at the time at which the Swap Provider knew, or reasonably should have known, of such breach or failure to perform.

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

          2.   APPOINTMENT AND AUTHORITY OF THE PORTFOLIO MANAGER.

          (a) APPOINTMENT. The Issuer hereby appoints the Portfolio Manager, the Agent hereby acknowledges and consents to such appointment, and the Portfolio Manager hereby accepts its appointment, as the exclusive investment manager with respect to the Portfolio. The Portfolio Manager shall at all times manage the Portfolio in accordance with the Investment Guidelines. Except as provided in Section 4 hereof, the Issuer represents and warrants that it has appointed no other investment advisor or manager with respect to the Portfolio. The Issuer agrees to provide (or to direct the Custodian to provide) the Portfolio Manager with such additional information as may be requested by the Portfolio Manager from time to time to assist it in managing the Portfolio. The Portfolio Manager's appointment under this Agreement shall remain in effect until changed or terminated by the Issuer and/or the Agent as provided herein.

          (b) ACQUISITION OF SECURITIES. Except as otherwise provided herein, the Portfolio Manager is authorized, on behalf of the Issuer, to subscribe for and purchase Securities of issuers offered to the Issuer from time to time. The Issuer represents and warrants to the Portfolio Manager that at the time of any such purchase it will be an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and that the Issuer shall promptly inform the Portfolio Manager in writing should its status as such change in the future. In connection with any purchase of Securities eligible for purchase hereunder and deemed acceptable by the Portfolio Manager in accordance with the terms hereof, the Issuer authorizes the Portfolio Manager to:

          (i) commit to purchase such Securities for the account of the Issuer on the terms and conditions under which Securities are offered and are deemed acceptable to the Portfolio Manager in accordance with the terms hereof; and

          (ii) on behalf of the Issuer, execute such agreements, instruments and documents, and make such commitments, as may be required by the issuer and/or the seller of such securities, including, but not limited to, a representation that the Issuer is an "accredited investor" and/or a "qualified institutional buyer", and a commitment that such securities will not be offered or sold by the Issuer except in compliance with the registration requirements of the Securities Act or an exemption therefrom, if so required in connection with the acquisition thereof.

The Issuer understands and agrees to be bound by the terms of any commitment entered into in connection with the purchase of securities on behalf of the Issuer pursuant to the authority granted to the Portfolio Manager by this Agreement, notwithstanding a subsequent termination of this Agreement as provided herein. Notwithstanding the foregoing, the Portfolio Manager shall not under any circumstances make any commitment on behalf of the Issuer to acquire or make payment under any Security in excess of the Issuer's ability to pay such committed amounts from time to time.

          (c) GENERAL DUTIES. In addition, and not in limitation of, any other obligations of the Portfolio Manager, the duties and responsibilities of the Portfolio Manager shall include the following:

          (i) monitoring and enforcing on behalf of the Issuer compliance with the terms of the Issuer's Securities by the Obligors thereunder, and compliance with the terms of the Swap Agreement by the Swap Provider thereunder;

          (ii) recording, accounting for and enforcing payment of amounts distributable or payable to the Issuer in connection with each of the Swap Agreement and any Security or Short-Term Investment acquired or held on behalf and for the account of the Issuer, and arranging for payments on the Swap Agreement from the Swap Provider and on Securities to be collected from the Obligors in respect thereof on behalf of and for the account of the Issuer in accordance with the terms of the Transaction Documents;

          (iii) on the request of the Issuer, arranging for the sale or other divestment of any Security in accordance with this Agreement and the other Transaction Documents or for the termination, cancellation, offsetting or assignment of the Swap Agreement;

          (iv) holding, maintaining and preserving records with respect to acquisitions of, or investments in, sales or divestitures of, and distributions and payments in connection with, Securities and Short-Term Investments and with respect to the Swap Agreement; and

          (v) taking such other steps as may be necessary or appropriate to enable the Issuer to perform its duties or exercise its rights under or in connection with any Security, any Short-Term Investments or the Swap Agreement.

          (d) CALCULATIONS; NOTICE. The Portfolio Manager shall make all calculations and determinations (which calculations and determinations shall be conclusive and binding absent manifest error) and give all notices or other information required of it or the Issuer under any Transaction Document to which it and/or the Issuer is a party.

          (e) BOOKS; RECORDS. The Portfolio Manager shall maintain proper books of account and complete records of all transactions undertaken or performed by it and shall render statements or copies thereof to the Issuer, prepare the tax returns of the Issuer and shall cooperate in all audits of the Issuer (including any audits required by the Agent or the Certificateholders under the Face Amount Certificate Agreement).

          (f) CASH MANAGEMENT. The Portfolio Manager shall direct any acquisition and sale of Securities and Short-Term Investments under the Custodial Agreement such that the Issuer has, or is likely to have, available funds to pay any costs, fees, expenses, taxes and other amounts due under the Transaction Documents when due.

          (g) DIRECTION BY THE ISSUER; CONFORMITY WITH LAW AND COVENANTS. Notwithstanding anything herein to the contrary, the Portfolio Manager shall perform its duties hereunder subject to the direction of the Issuer and in a manner consistent with the Issuer's Certificate of Incorporation and Bylaws, with any applicable resolutions of the board of directors of the Issuer in effect from time to time and in accordance with the terms of the Transaction Documents, with respect to which, in each case, the Portfolio Manager has received a copy. The Portfolio Manager will not, in performing its obligations hereunder, (a) take any action that would cause the Issuer to be in violation of
(i) any law, rule or regulation applicable to it or (ii) any provision of the Certificate of Incorporation or Bylaws of the Issuer, (b) take any action that would cause the Issuer to become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, (c) cause the Issuer to violate any of the Transaction Documents, or (d) cause the Issuer to incur any obligation or to become bound by any agreement which, in the reasonable judgment of the Portfolio Manager, the Issuer would not reasonably be able to satisfy or perform.

          (h) ATTORNEY-IN-FACT; LIMITATIONS ON AUTHORITY OF THE PORTFOLIO MANAGER AS ATTORNEY-IN-FACT; AUTHORITY WITH RESPECT TO BANK ACCOUNTS; NATURE OF SERVICES. (i) Subject to clause (ii) of this clause (h), the Issuer hereby irrevocably appoints the Portfolio Manager as the Issuer's attorney-in-fact, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time in the Portfolio Manager's discretion, but subject to the direction of the Issuer, to take such actions on behalf of the Issuer as may be necessary or advisable for purposes of the administration and management of the operations of the Issuer, and the right to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due in connection therewith and to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which may be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of any of such documents, instruments and agreements.

          (ii) Anything in clause (i) of this clause (h) or elsewhere in this Agreement to the contrary notwithstanding, the Portfolio Manager is not hereby authorized to execute on behalf of or as attorney-in-fact for the Issuer any Transaction Document, or any amendment, modification or waiver to or under any Transaction Document.

          (iii) The Issuer authorizes the Portfolio Manager to transfer and deposit funds of the Issuer to and in such bank accounts including, without limitation, the Custodial Account, as may be established in the name of the Issuer.

          3. CUSTODY. All transactions with respect to assets in the Portfolio shall be carried out through the Custodian or such other custodian(s) as the Issuer and the Agent shall jointly appoint and inform the Portfolio Manager of in writing. The Issuer shall be solely responsible for paying all fees or charges of the Custodian and the Portfolio Manager and the

Agent shall have no responsibilities or liabilities with respect to custody arrangements made by the Issuer, or with respect to any act, decision or other conduct of any custodian or of any other person or entity having possession of the Issuer's funds or other assets. The Issuer authorizes the Portfolio Manager to give the Custodian instructions (and directs the Custodian to follow any such instructions when given) for the purchase, sale, conversion, redemption, exchange, retention or other transactions relating to any security, cash or cash equivalent or other investment for the Portfolio. The Issuer also authorizes the Portfolio Manager to instruct the Custodian (and directs the Custodian to follow any such instructions when given) to provide the Portfolio Manager with copies of all periodic statements and other reports relating to the Portfolio, including, without limitation, any reports that the Custodian typically sends to the Issuer.

          4. DELEGATION; APPOINTMENT OF ARM CAPITAL ADVISORS, LLC. The Portfolio Manager shall be permitted to perform its services hereunder through any of its officers or through any agents selected by it, PROVIDED, that such agents shall be approved in writing by the Agent from time to time. The services of the Portfolio Manager to the Issuer under this Agreement are not to be deemed exclusive, and the Portfolio Manager shall be free to render similar services to others. The Agent hereby consents to the appointment of ARM Capital Advisors, LLC, a Delaware limited liability company ("ARM Capital"), as exclusive investment sub-Portfolio Manager to the Portfolio pursuant to the terms of that certain Investment Portfolio Manager Agreement between the Portfolio Manager and ARM Capital dated as of April 21, 1998, a copy of which is attached hereto as EXHIBIT B. Notwithstanding any such delegation of its obligations hereunder by the Portfolio Manager, the Portfolio Manager's rights and obligations under this Agreement shall remain unchanged, and the Portfolio Manager shall remain solely responsible for the performance of its obligations hereunder.

          5.   PRIORITY OF PAYMENTS.

          (a) DAILY ALLOCATION OF CASHFLOW. On each Business Day, the Portfolio Manager shall apply, or instruct the Custodian in writing to apply, Cashflow received on the immediately preceding Business Day in the following order of priority:

               (1)  FIRST, to the extent that any amounts payable under clauses
          (1) through (4) of clause (b) below remain unpaid with respect to any Settlement Date prior to such Business Day, such Cashflow shall be paid to the persons or entities entitled thereto in the order of priority set forth in clauses (1) through (4) of clause (b) below; and

               (2) SECOND, all remaining Cashflow shall be retained in the Custodial Account and, at the election of the Portfolio Manager, be applied to the purchase of Eligible Securities or Short-Term Investments to the extent permitted by and in accordance with the terms of this Agreement, the Face Amount Certificate

          Agreement and the other Transaction Documents, unless such Business Day is a Settlement Date, in which case such Cashflow shall be applied in accordance with clause (b) below, PROVIDED, HOWEVER, that if such Business Day occurs after the occurrence of (i) an Amortization Event or (ii) the first anniversary of the commencement of the Amortization Period, then upon the written request of the Agent, all remaining Cashflow shall be applied as if such Business Day is a Settlement Date in accordance with the terms of clause (b) below.

          (b) ALLOCATION OF PAYMENTS ON SETTLEMENT DATES. On each Settlement Date after application of Cashflow pursuant to clause (a) above, the Portfolio Manager shall apply, or instruct the Custodian in writing to apply, all free cash balances or other available cash in the Custodial Account in the following order of priority:

               (1) to the Issuer, for application by the Issuer against the payment of accrued and unpaid franchise taxes payable by the Issuer;

               (2) if Integrity Capital Advisors, Inc., the Parent or an affiliate thereof is no longer the Portfolio Manager hereunder, to the Portfolio Manager in payment of the accrued and unpaid Portfolio Manager Fee due on such Settlement Date or any prior Settlement Date;

               (3) to the Custodian, for the payment of accrued and unpaid fees and expenses payable under the Custodial Agreement;

               (4) to the Agent, for distribution to or for the account of the Certificateholders and Letter of Credit Banks for the payment of the accrued and unpaid Certificate Yield due on such Settlement Date or any prior Settlement Date;

               (5) if such Settlement Date shall occur during the Amortization Period or following the Agent's receipt of a Partial Amortization Notice, to the Agent, for distribution to or for the account of the Certificateholders for the repayment of the Invested Amount with respect to the Face Amount Certificate until, in the case of the Amortization Period, the Invested Amount is repaid in full, and in the case of such period following the receipt of a Partial Amortization Notice, the Invested Amount is reduced by the amount indicated on the applicable Partial Amortization Notice;

               (6) to the Agent, for distribution to or for the account of the Certificateholders with respect to the payment of any other accrued and unpaid fees, expenses, indemnities, reimbursements and other amounts (other than principal) not paid pursuant to clause (4) above and payable to any

          Certificateholder under the Face Amount Certificate Agreement or the Face Amount Certificate;

               (7)  [Intentionally Omitted];

               (8) to the payment of any other accrued and unpaid out-of-pocket operating expenses of the Issuer (including, but not limited to, a management fee equal to the product of (i) 0.075% per annum times (ii) the average daily outstanding Invested Amount during the most recently ended Settlement Period);

               (9) to the Portfolio Manager in payment of accrued and unpaid Portfolio Manager Fee due on such Settlement Date or any prior Settlement Date, but only to the extent not paid in full after application of all available cash in the Custodial Account on such Settlement Date as specified above in this clause (b) (and on each previous Settlement Date);

               (10) if no Swap Event has occurred and is continuing, to the Swap Provider, in payment of accrued and unpaid amounts owing by the Issuer under the Swap Agreement; and

               (11) if on such Settlement Date, the Surplus Amount following the application of funds as provided herein is greater than zero, then at the election of the Issuer, an amount not greater than the Surplus Amount may be withdrawn from the Custodial Account and deposited in such account as the Issuer may direct and any remaining available cash in the Custodial Account following such withdrawal shall be retained therein.

          6. REPRESENTATIONS AND WARRANTIES OF THE PORTFOLIO MANAGER. The Portfolio Manager, hereby represents and warrants that:

          (a) ORGANIZATION AND GOOD STANDING. The Portfolio Manager is a corporation duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business, as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted under this Agreement, and to execute, deliver and perform its obligations under this Agreement.

          (b) DUE QUALIFICATION. The Portfolio Manager is duly qualified to do business and is in good standing as a foreign corporation or enterprise (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the investment, management and servicing of the Securities in accordance with the terms of this Agreement requires such qualification.

          (C) DUE AUTHORIZATION. The Portfolio Manager's execution, delivery and performance of this Agreement and the other agreements and instruments executed by the Portfolio Manager as contemplated hereby have been duly authorized by all necessary corporate action on the part of the Portfolio Manager.

          (d) ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of the Portfolio Manager enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws now and hereafter in effect affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) NO CONFLICT. The Portfolio Manager's execution and delivery of this Agreement and performance of its obligations under this Agreement do not
(i) conflict with or violate in any material respects any law or regulation applicable to the Portfolio Manager, or (ii) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Portfolio Manager is a party or by which it or its properties are bound in any manner which, in either case, would have a material adverse effect on the Portfolio Manager's financial condition or operations or the Pledged Collateral or the Portfolio Manager's ability to perform its obligations hereunder.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Portfolio Manager, threatened against it before any governmental agency (i) asserting the illegality, invalidity or unenforceability or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that is likely to have a material and adverse effect on the performance by the Portfolio Manager of its obligations under this Agreement.

          (g) CONSENTS. No authorization, consent, license, order or approval of or registration or declaration with any governmental agency or other person or entity is required to be obtained, effected or given by the Portfolio Manager in connection with the execution and delivery of this Agreement by such Portfolio Manager or the performance of its obligations hereunder.

          (h) AMORTIZATION EVENT. To the best of its knowledge, no Amortization Event has occurred or is continuing.

          (i) YEAR 2000 COMPLIANCE. The Portfolio Manager has reviewed and assessed all computer applications which are material to the Portfolio Manager's, and its affiliates performing any of its duties hereunder, businesses with respect to the ability of such applications to correctly recognize references to, and abbreviations of, the year 2000 (including, without limitation, references to "00" as the year 2000 and not the year 1900). The Portfolio Manager reasonably believes, as a result of such reviews, assessments and inquiries, that to the extent one or more of such computer applications of the Portfolio Manager or its affiliates performing any of its duties hereunder is unable to correctly recognize such references to, or abbreviations of, the year 2000, that such deficiencies would not materially and adversely affect its ability to perform its obligations hereunder.

          The representations and warranties set forth in this Section 6 shall survive the issuance of the Certificate and any liability of the Portfolio Manager in respect of such representations and warranties as and when made shall cease and be of no effect only upon repayment in full of the Certificate and all the other obligations of the Issuer under the Face Amount Certificate Agreement. Upon a discovery by the Issuer, the Portfolio Manager or the Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

          7. COVENANTS OF THE PORTFOLIO MANAGER. The Portfolio Manager hereby covenants that, until the Termination Date:

          (a) PRESERVATION OF EXISTENCE. The Portfolio Manager will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign enterprise in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the collectibility of the Securities or (ii) the ability of the Portfolio Manager to perform its obligations hereunder.

          (b) COLLECTIONS; CUSTODIAL ACCOUNT. On each Business Day that the Portfolio Manager receives any collections, payments or other amounts required pursuant to the terms of any Transaction Document to be deposited in the Custodial Account, the Portfolio Manager agrees to hold all such collections, payments and other amounts in trust and to deposit such collections, payments and other amounts, in kind and in the form received, to the Custodial Account as soon as practicable, but in no event later than the next succeeding Business Day.

          (c) REQUIREMENTS OF LAW. The Portfolio Manager will maintain in effect all licenses, qualifications and franchises required under law or regulation in order to direct the investment in, manage and service each Security and will comply in all material respects with all other laws or regulations in connection with investing in, managing and servicing each Security, in each case except where the failure to perform such obligations or maintain such qualifications would not be likely to have a material and adverse effect on (i) the collectibility of any Security or (ii) the ability of the Portfolio Manager to perform its obligations hereunder.

          (d) DEFAULTED SECURITIES. Upon the Portfolio Manager becoming aware that any Security is no longer an Eligible Security hereunder, the Portfolio Manager shall within 30 days of such date, sell, assign or otherwise transfer the Issuer's interest in such Security in accordance with its customary procedures for the sale of such Securities.

          (e) PROTECTION OF AGENT'S RIGHTS. The Portfolio Manager will take no action pursuant hereto which would materially impair the rights of the Issuer or the Agent in any Security or other Pledged Collateral. The Portfolio Manager shall, on behalf of the Issuer prosecute and/or defend all claims, suits and causes of actions which arise for or against the Issuer in connection with its (or the Portfolio Manager's) performance of its obligations under this Agreement.

          (f) REPORTING REQUIREMENTS. The Portfolio Manager will furnish to the Issuer and the Agent:

               (i) within three Business Days after its knowledge of the occurrence of any Amortization Event, notification of such occurrence;

               (ii) within ten Business Days after its receipt thereof, copies of any documents relating to any litigation, claim, counterclaim or proceeding commenced against the Issuer, the Portfolio Manager or the Swap Provider which could have a material adverse effect on (i) the financial condition, business or operations of the Issuer, the Portfolio Manager or the Swap Provider, (ii) the ability of each of the Issuer, the Portfolio Manager or the Swap Provider to perform its respective obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, or (iv) the Issuer's interest in the Pledged Collateral, or (v) the collectibility of the Pledged Collateral generally or of any material portion of the Pledged Collateral;

               (iii) as soon as practicable and in any event within 60 days after the end of each first three fiscal quarters of each fiscal year of the Issuer, a balance sheet of the Issuer as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by an officer of the Portfolio Manager and prepared in accordance with generally accepted accounting principles;

               (iv) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Issuer and the Parent, the audited financial statements of the Parent which include the Parent's consolidated subsidiaries (including, without limitation, the Issuer and the Swap Provider) prepared in accordance with generally accepted accounting principles by certified public accountants of national standing reasonably satisfactory to the Agent;

               (v) on the third Business Day of each calendar week, a "Weekly Report" with respect to the Portfolio as of the last Business Day of the preceding calendar week substantially in the form attached hereto as EXHIBIT C, which report shall include a calculation of the Shortfall Amount, if any, as of such date;

               (vi) not less than two Business Days prior to each Settlement Date, a "Settlement Report" with respect to the Portfolio for the most recently ended calendar month substantially in the form attached hereto as EXHIBIT D, which report shall include a calculation of the Shortfall Amount, if any, as of the last Business Day of such calendar month;

               (vii) on each Settlement Date, a "Monthly Compliance Report" with respect to the Portfolio for the most recently ended calendar month substantially in the form attached hereto as EXHIBIT E, which report shall demonstrate the Issuer's and the Portfolio Manager's compliance with the Investment Guidelines and certain other restrictions set forth herein, as of the last Business Day of such calendar month;

               (viii) within three Business Days after the placement on watchlist for downgrade, or the withdrawal or reduction of the ratings of any claims paying ability or debt obligations of any of the Parent, or any of its affiliates, including, without limitation, the Swap Provider, notice of such placement on the watchlist, withdrawal or reduction; and

               (ix) promptly, from time to time, such other information, documents, records or reports respecting the Pledged Collateral or the condition or operations, financial or otherwise, of the Issuer or the Portfolio Manager and its affiliates performing services hereunder as the Agent may reasonably request.

          Without limiting the obligations of the Portfolio Manager and the Issuer under clause (j) below, the Portfolio Manager shall provide to the Agent access to the documentation in its possession or under its control regarding the Securities and other Pledged Collateral serviced by it under or pursuant to this Agreement.

          (g) COMPLIANCE WITH INVESTMENT GUIDELINES. The Portfolio Manager will comply with and perform its obligations in all material respects with respect to the Investment Guidelines in accordance with terms thereof.

          (h) ACQUISITION OF SECURITIES. The Portfolio Manager shall not arrange for the Issuer acquire any Security, and the Issuer shall not enter into, or become bound to acquire any Security (i) during the Amortization Period or (ii) if such Security does not constitute an Eligible Security or a Short-Term Investment.

          (i) OTHER AGREEMENTS. The Portfolio Manager (acting on the Issuer's behalf) will, subject to compliance with all laws and regulations, enforce the Issuer's rights under each Security in accordance with its respective terms, and make to any Obligor, such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder.

          (j) DELIVERY OF PLEDGED COLLATERAL. The Portfolio Manager shall instruct the appropriate persons or entities to deliver each physical instrument, chattel paper or certificated security evidencing any Pledged Collateral (other than the Swap Agreement which, pursuant to the Pledge Agreement, has been delivered, or will be delivered, to the Agent) to the Custodian immediately upon the acquisition of the related Security, but in no case later than ten (10) days after the receipt thereof.

          (k) PAYMENT INSTRUCTIONS. The Portfolio Manager (on behalf of the Issuer) will instruct (or cause to be instructed) all obligors and the Swap Provider, to make all payments with respect to the Pledged Collateral to the Custodial Account.

          (l) REPORTING. Each Weekly Report and Monthly Report, and each other report or certification, delivered by the Portfolio Manager pursuant to this Agreement shall be true and correct in all material respects as of the date of such report or certificate.

          (m) MARKING OF RECORDS. The Portfolio Manager shall either indicate in its computer records or otherwise segregate the records related to any Securities, Short-Term Investments or other Pledged Collateral in its possession and mark the files containing the same with a legend, that a security interest in the Securities and other Pledged Collateral has been granted to the Agent, pursuant to the Pledge Agreement for the benefit of the Certificateholders.

          8. EXECUTION OF TRANSACTIONS. The Portfolio Manager shall arrange for the execution of securities transactions for Issuer through brokers or dealers that the Portfolio Manager reasonably believes will provide the best execution. In selecting a broker or dealer, the Portfolio Manager may consider, among other things, the broker or dealer's execution capabilities, financial circumstances, reputation, access to the markets for the securities being traded, as well as the experience and skill of the firm's securities traders. The Portfolio Manager will endeavor to secure the best available price and execution for the Issuer. The Portfolio Manager shall not be responsible for any acts or omissions by any broker(s) or dealer(s) selected by the Portfolio Manager, PROVIDED that the Portfolio Manager is not negligent in the selection of such broker(s) or dealer(s). Transactions for each of the Portfolio Manager's other accounts will be effected independently of those related to the Portfolio, unless the Portfolio Manager decides to purchase or sell the same securities for several persons or entities at approximately the same time. Nonetheless, the Portfolio Manager may (but is not obligated to) combine such orders to take advantage of economies of scale and/or to provide better execution. The Issuer authorizes the Portfolio Manager to instruct all brokers and/or dealers executing orders for the Issuer's account to forward duplicate confirmations of those transactions to the Portfolio Manager at such place and in such manner as may be designated from time to time by the Portfolio Manager (and directs any such brokers and/or dealers to follow such instructions when given) and the Issuer shall provide to the Portfolio Manager such evidence as the Portfolio Manager may require to confirm its authority to act on behalf of the Issuer with respect to investment or reinvestment of the Portfolio.

          9. ALLOCATION OF INVESTMENT OPPORTUNITIES. The Issuer understands and agrees that the Portfolio Manager performs investment management services for various persons and entities and may take action with respect to any of such persons or entities which may differ from any actions taken (or from the timing or nature of actions taken) with respect to, or on behalf of, the Issuer. The Portfolio Manager shall not be obligated to purchase or sell for the Issuer securities which the Portfolio Manager may purchase or sell for itself or for the portfolios of other persons and entities, if the Portfolio Manager in its sole discretion deems that such investment or transaction appears unsuitable, impractical, improper, ill-advised, or undesirable for the Issuer.

          10. INVESTMENT INFORMATION. The Portfolio Manager, its affiliates, and any of their respective officers directors, employees, agents and representatives (the "Affiliated Persons"), may from time to time come into possession of material, non-public or other confidential information that, if disclosed, might affect an investor's decision to buy, sell or hold a Security. Under applicable law, the Affiliated Persons cannot improperly disclose or use this information for their personal benefit or for the benefit of any person or entity, including the Portfolio Manager's other customers. If any Affiliated Person obtains non-public or other confidential material information about any issuer, the Issuer and the Agent acknowledges and agrees that such Affiliated Person will have no obligation to disclose the information to the Issuer or the Agent or use it for the Issuer or the Agent's benefit.

          11. LIABILITY AND INDEMNIFICATION. (a) The Portfolio Manager cannot and does not guarantee the future performance of the Portfolio, the success of any investment decision or strategy that the Portfolio Manager may utilize with respect to the Portfolio, or the success of the Portfolio Manager's overall management of the Portfolio. The Issuer understands that the investment decisions made by the Portfolio Manager with respect to the Portfolio are potentially subject to various market, currency, economic, political and business risks, and that such investment decisions may not always be profitable. Except as may otherwise be provided by law, none of the Affiliated Persons shall be liable to the Issuer or any other party in connection with, or for: (i) any loss that the Issuer may suffer by reason of any investment decision made or other action taken or omitted in good faith by the Portfolio Manager with that degree of care, skill, prudence, and diligence under the circumstances that a prudent person acting in a similar capacity would use; (ii) any loss arising from the Portfolio Manager's adherence to the Issuer's instructions; or (iii) any act or failure to act by the Custodian, any broker(s) or dealer(s) engaging in transactions for the Issuer's, or any other third party (other than its delegees appointed in accordance with the terms of Section 4). The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Issuer may have under those laws.

          (b) Notwithstanding anything to the contrary set forth in clause (a) above, the Portfolio Manager shall indemnify and hold harmless each Indemnified Party and the Issuer from and against Indemnified Amounts arising out of or resulting from (i) any breach by the Portfolio Manager of its representations and warranties made in this Agreement, or otherwise made by an officer of the Portfolio Manager pursuant to the terms hereof or thereof, (ii) the failure by the Portfolio Manager to perform any of the duties specifically undertaken by it under this Agreement, (iii) any lender liability claim, suit or action or other similar claim or action arising out of or resulting from any action or omission by the Portfolio Manager with respect to the Securities or the other Pledged Collateral, (iv) any equitable subordination claim, suit or action or other similar claim or action arising out of or resulting from any action or omission by the Portfolio Manager, (v) any failure by the Portfolio Manager to deliver, or cause the Issuer to deliver, in accordance with the Pledge Agreement, any instrument, chattel paper or certificated security evidencing any Pledged Collateral owned by the Issuer within ten (10) days of the acquisition thereof, or (vi) the Portfolio Manager's gross negligence or willful misconduct, EXCLUDING, HOWEVER, in each case, (1) Indemnified Amounts to the extent arising out of or resulting from the willful misconduct or gross negligence by such Indemnified Party or the Issuer of any of his, her or its obligations and duties or (2) recourse for uncollectible Securities (unless such Securities are uncollectible as a result of any breach, failure or claim described in clause
(i), (ii), (iii), (iv), (v) or (vi) above) or, (3) indemnification of the Issuer or Indemnified Party for lost profits or for consequential, special or punitive damages or (4) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or the Issuer or any withholding taxes. The agreements contained in this Section 11(b) shall survive the Termination Date and the payment of all amounts due under any Transaction Document.

          12. TERMINATION OR ASSIGNMENT. This Agreement shall be effective as of the date that the Issuer transfers immediately available funds into the Custodial Account for management hereunder. It shall remain in full force and effect until such time that the Issuer's obligations under the Face Amount Certificate have been paid in full and control over any remaining Securities in the Portfolio has been transferred to the Issuer, or any successor thereto. No assignment (as such term is defined in the Investment Company Act of 1940, as amended) of this Agreement shall be made by the Portfolio Manager without the prior written consent of the other parties to this Agreement or as otherwise provided in Section 13 below.

          13.  ASSIGNMENT; RESIGNATION AND REMOVAL OF PORTFOLIO MANAGER.

          (a) RESIGNATION OF PORTFOLIO MANAGER. The Portfolio Manager may at any time resign from the obligations and duties imposed on it hereunder upon not less than 180 days' written notice to the Agent and the Issuer. No such resignation shall become effective until the Agent or a Successor Portfolio Manager shall have assumed the responsibilities and obligations of the resigning Portfolio Manager in accordance with this Section 13.

          (b) REMOVAL OF PORTFOLIO MANAGER. The Portfolio Manager may be removed by the Agent upon the occurrence of (i) a Liquidation Event or (ii) the first anniversary of the commencement of the Amortization Period. Any notice delivered pursuant to the preceding sentence is referred to as a "Removal Notice". No such removal shall become effective until the Agent or a Successor Portfolio Manager shall have assumed the responsibilities and obligations of the resigning Portfolio Manager in accordance with this
Section 13.

          (c) SUCCESSOR PORTFOLIO MANAGER. (i) On and after the receipt by the Portfolio Manager of a Removal Notice pursuant to clause (b) above or upon a resignation by the Portfolio Manager pursuant to clause (a) above, the Portfolio Manager shall continue to perform all advisory, servicing and administrative functions applicable to the Portfolio Manager under this Agreement and be entitled to receipt of all compensation payable to the Portfolio Manager until
(i) in the case of the receipt of a Removal Notice, the date specified in such Removal Notice or otherwise specified by the Agent in writing or, if no such date is specified in such Removal Notice or otherwise specified by the Agent, until the earlier of a date agreed upon by the Portfolio Manager and the Agent or a date specified by the Agent in a written notice to the Portfolio Manager, and (ii) in the case of the resignation of the Portfolio Manager, until the Agent or a Successor Portfolio Manager shall have assumed the responsibilities and obligations of the Portfolio Manager pursuant to this Section 13. The Agent shall as promptly as practicable after the giving of a Removal Notice or such a resignation appoint another person or entity (which may be the Agent, at its option, or such other person or entity as it may appoint) as a successor Portfolio Manager (the "Successor Portfolio Manager"). Such Successor Portfolio Manager shall accept its appointment by a written assumption in a form acceptable to the Agent. In the event that a Successor Portfolio Manager has not been appointed or has not accepted its appointment or the applicable consents have not been received by the Agent by the earlier of 30 days after the date of such Removal Notice or at the time when the Portfolio Manager ceases to act, the Agent without further action shall automatically be appointed the Successor Portfolio Manager. At any time after such appointment, the Agent may (x) delegate any of its administrative or other obligations as Successor Portfolio Manager to an affiliate or agent in accordance with the terms of this Agreement (all compensation to such affiliate or agent being paid by, and being the sole responsibility of, the Agent), or (y) resign as Portfolio Manager upon its appointment of, and the acceptance of such appointment by, a Successor Portfolio Manager pursuant to the terms hereof. Notwithstanding the foregoing, the Agent shall, if it is legally unable so to act as Successor Portfolio Manager, petition a court of competent jurisdiction to appoint any established institution (other than the Agent) as the Successor Portfolio Manager hereunder. The Portfolio Manager shall be entitled to be paid all amounts accrued and unpaid hereunder at the time such removal or resignation becomes effective pursuant hereto in accordance with the priorities set forth in Section 5.

          (d) PORTFOLIO MANAGERY TRANSFER. After receipt by the Portfolio Manager of a Removal Notice, and on the date that a Successor Portfolio Manager shall have accepted its appointment and all related consents shall have been received by the Agent pursuant to clause (a) above, all authority and power of the predecessor Portfolio Manager under this Agreement shall pass to and be vested in such Successor Portfolio Manager (a "Portfolio Managery Transfer"), and thereupon (I) such Successor Portfolio Manager shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Portfolio Manager by the terms and provisions hereof (excluding any liabilities incurred by the predecessor Portfolio Manager or which arose from the actions or omissions of the predecessor Portfolio Manager), (II) all references in this Agreement to the Portfolio Manager shall be deemed to refer to such Successor Portfolio Manager, and (III) such Successor Portfolio Manager (including, to the extent applicable, the Agent) shall be entitled to receive such fees and other compensation to which the Portfolio Manager is entitled hereunder. The predecessor Portfolio Manager agrees to cooperate, at its expense, with the Agent and such Successor Portfolio Manager in (i) effecting the termination of the responsibilities and rights of the Portfolio Manager hereunder, including, without limitation, the transfer to such Successor Portfolio Manager of all authority of the Portfolio Manager to administer the Securities as provided under this Agreement, including all authority over all Cashflow which shall on the date of such Portfolio Managery Transfer be held by the Portfolio Manager for deposit to the Custodial Account, or which have been deposited by the Portfolio Manager to the Custodial Account, or which shall thereafter be received with respect to the Securities, and (ii) assisting the Successor Portfolio Manager until all servicing, management and administrative activities have been transferred to such Successor Portfolio Manager, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Portfolio Manager to verify collection records and reports made prior to the Portfolio Managery Transfer and (y) assisting the Successor Portfolio Manager in making the computer systems of the Portfolio Manager and the Successor Portfolio Manager compatible to the extent necessary to effect the Portfolio Managery Transfer. The Portfolio Manager shall, at its expense, within five Business Days of such Portfolio Managery Transfer, assemble each of the documents, instruments and other records (including computer tapes and discs) available to it or in its possession, which evidence the Securities and the other Pledged CollateraL and which are necessary or desirable to collect the Securities and the other Pledged Collateral and shall make the same available to the Successor Portfolio Manager or the Agent or its designee at a place selected by the Successor Portfolio Manager and in such form as the Successor Portfolio Manager or the Agent may reasonably request.

          (e) RELEASE. In no event shall the appointment and acceptance of a Successor Portfolio Manager (including the succession of the Agent to the role of the Portfolio Manager pursuant to clause (c) above) release the predecessor Portfolio Manager from any liabilities (including without limitation, any indemnification obligation arising under Section 11) incurred by it or otherwise arising prior to, or arising from acts or omissions on it part occurring prior to, the effective date of the resignation or removal of such predecessor Portfolio Manager, or otherwise relating to the basis for any such removal. Except to the extent arising from a failure to perform its own obligations under the Transaction Documents, the Agent shall not be liable for any acts or omissions of any Portfolio Manager (including, without limitation, any Successor Portfolio Manager appointed by the Agent pursuant to this Section 11) other than acts or omissions of the Agent to the extent acting as Portfolio Manager hereunder.

          14. COMPENSATION OF PORTFOLIO MANAGER. The Portfolio Manager shall be entitled to receive as compensation for services rendered hereunder a fee equal to the product of (i) 0.25% per annum, times (ii) the average of the outstanding Invested Amount on the first and last day of the most recently ended Settlement Period assuming an actual over 360 day year. Such fee shall be paid in arrears on each Settlement Date with respect to the Settlement Period most recently ended. The Issuer acknowledges its understanding and agreement that any amounts invested in Short-Term Investments will be included in calculating the value of the Portfolio for purposes of computing the Portfolio Manager's fees as described above, and that such assets may also be subject to separate advisory and other fees and expenses charged by such funds which fees and expenses may be additional to any fees charged by the Portfolio Manager hereunder. Except as (a) set forth above or otherwise agreed upon by the parties and (b) permissible under applicable law, the Portfolio Manager shall not be compensated on the basis of a share of the capital gains on, or the capital appreciation of, the Securities in the Issuer's account or any portion thereof

          15. ISSUER BROCHURE. The Issuer and the Agent each acknowledge receipt of the Portfolio Manager's current disclosure brochure, Form ADV Part II.

          16.  MISCELLANEOUS

          (a) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws applicable to contracts made and to be performed entirely within the State of Illinois.

          (b) NOTICES. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          (c) SEPARABILITY. In case one or more of the provisions contained in this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          (e) INTEGRATION; AMENDMENT. This Agreement and the other Transaction Documents referenced to herein is the entire agreement between the parties hereto and supersedes and replaces any previous discussions or agreements, written or oral, between the parties hereto. No term or provision of this Agreement may be amended, supplemented, waived or modified, except pursuant to an instrument in writing signed by the party or other person against whom enforcement of such amendment, supplement, waiver or modification is sought.

          (f) REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy granted or reserved herein is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, remedy or power hereunder or under law. No delay or omission by either party to exercise any right, power or remedy in connection with a default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of such default or acquiescence therein. The Issuer or the Agent's forbearance in any particular case shall not be a waiver as to action that may be taken by the Issuer or the Agent with regard to any future non-compliance.

          (g) CONFIDENTIALITY. (i) The Portfolio Manager shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and ISC and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Portfolio Manager and its officers and employees may disclose such information to the Portfolio Manager's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, the Portfolio Manager may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and in connection with any publication permitted under Section 14(i) of the Face Amount Certificate Agreement.

          (ii) Anything herein to the contrary notwithstanding, the Portfolio Manager hereby consents to the disclosure of any nonpublic information with respect to it (x) to the Agent or the Certificateholders by each other, (y) by the Agent or the Certificateholders to any prospective or actual assignee or participant of any of them or (z) by the Agent to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to ISC or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which FNBC acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Agent for the making of such disclosures generally to persons of such type. In addition, the Certificateholders and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and to any person or entity in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents delivered in connection therewith and in connection with any restructuring or workout related to the Face Amount Certificate Agreement, the Transaction Documents or such other documents following an Amortization Event.

          (h) BANKRUPTCY PETITION. (i) The Portfolio Manager hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of ISC, it will not institute against, or join any other person or entity in instituting against, ISC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (ii) The Portfolio Manager hereby covenants and agrees that, prior to the date which is one year and one day after the Termination Date, it will not institute against, or join any other person or entity in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (i) JURISDICTION. THE PORTFOLIO MANAGER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE ISSUER, THE PORTFOLIO MANAGER AND THE AGENT PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE ISSUER, THE PORTFOLIO MANAGER AND THE AGENT ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE PLEDGED COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ISSUER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE PORTFOLIO MANAGER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE PORTFOLIO MANAGER HEREBY WAIVES ANY OBJECTION WHICH IT MAY

HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE PORTFOLIO MANAGER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PORTFOLIO MANAGER AT THE ADDRESS SET FORTH IN SECTION 15(D) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (j) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND THE PORTFOLIO MANAGER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          (k) HEADINGS. The headings and subheadings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          (l) AUTHORIZATION. Each party hereto represents and warrants that this Agreement and its execution has been duly authorized by any necessary and appropriate corporate or other action. In addition, the Issuer shall inform the Portfolio Manager of any event or occurrence that might affect the authority or the propriety of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into on the day and year first above written.

                                   INTEGRITY CAPITAL ADVISORS, INC.

                                   By /s/ ILLEGIBLE
                                     --------------------------------
                                        Title: General Counsel & Secretary

                                   515 West Madison Street, 4th Floor
                                   Louisville, Kentucky 40202
                                   Facsimile: (502) 582-7995
                                   Attention: Robert H. Scott



                                   312 CERTIFICATE COMPANY

                                   By /s/ William D. Morris              CEO
                                     --------------------------------   -----
                                        Title: Chief Executive Officer

                                   515 West Madison Street, 8th Floor
                                   Louisville, Kentucky 40202
                                   Facsimile: (502) 582-7903
                                   Attention: Robert Maddox, President

                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, AS AGENT

                                   By /s/ Eleanor C. Nadbielny
                                      --------------------------
                                        Title: Authorized Agent

                                   One First National Plaza
                                   Mail Suite 0594
                                   Chicago, Illinois 60670-0594
                                   Attention: Ann Marie Somers
                                   Facsimile No.: (312) 732-4487

                                                                 EXHIBIT A

                                ARM FINANCIAL GROUP
                          SHORT-TERM PORTFOLIO GUIDELINES

                                               MIN./MAX/     MAX. PER        MAX. PER
ASSET CLASS                                      EXP.          ISSUE         ISSUER
-----------                                   ---------       --------      --------
U.S. Government & Agencies                     0/100%        unlimited       unlimited

Mortgage-backed Securities
     Agency CMOs                                0/50%           5%             9.5%
     Non-agency CMOs (residential)              0/50%           5%             9.5%
     Non-agency CMOs (commercial) (1)           0/10%           5%             9.5%
     Agency Pass Throughs                       0/50%           5%             9.5%
     Support Tranches                           0/10%           5%             9.5%

Asset-backed Securities                         0/30%           5%             9.5%
     Auto Loans
     Credit Card Receivables
     Home Equity
     Manufactured Housing

Corporate Debt (2)                              0/60%           5%               5%
     Industrials
     Telecommunications
     Utilities
     Banks
     Finance Companies

144A Private Placements (3)                     0/30%         2.5%             2.5%

Foreign Debt                                    0/20%         2.5%             2.5%
     (U.S. Dollar Denominated only)

Non-Investment Grade Securities (4)              0/5%           1%               1%
     (No lower than BB/NAIC "3" rated)

Cash and Cash Equivalents (6)                  0/100%           5%               5%

Non-Speculative Hedging Instruments (5)          0/3%           1%               1%

    (1)  Investment grade securities only.
    (2)  No industry can exceed 35% of the portfolio.
    (3) There cannot be any prohibition of sale on any Private Placement security purchased.
    (4) Can also include non-investment grade, U.S. dollar denominated foreign debt. Foreign debt must be issued by OECD countries.
    (5)  Caps, floors, swaps only. Counterparties must be AA rated. Caps &
         Floors: the lesser of purchase cost or market value. Swaps: Absolute Value of the Market Value. Any derivative position must be used for hedging only, and must result in the portfolio still being in compliance with all other investment guidelines.
    (6) 10% Maximum Issue/Issuer during 90 day ramp up period for A1/P1 Securities or better.

Short-term Portfolio Guidelines
Page Two

GENERAL

1.   The average effective duration of the portfolio cannot exceed 1.75 years.
2.   The average credit quality of the portfolio cannot be less than AA/NAIC
     "1".
3. The portfolio cannot contain investments in real estate, direct commercial mortgages, common stocks, leveraged futures or other leveraged/speculative derivatives.
4. Any derivative position must be used for hedging only and must result in the portfolio still being in compliance with all other investment guidelines.

PORTFOLIO OBJECTIVE

Maintain a high quality, liquid, short duration portfolio which generates a consistent and stable return in excess of the liability cost of funds.

AGGREGATE PORTFOLIO RISK PARAMETERS

The average effective duration of the portfolio cannot exceed 1.75 years. The average effective duration is calculated as the weighted average of the effective duration of the individual securities within the portfolio weighted by their respective market values. Effective duration measures the price sensitivity of a security for a given change in interest rates, incorporating any projected variability in the security's cashflows for the stated change in interest rates.

The average credit quality of the portfolio cannot be less than AA/NAIC "1". The average credit quality is calculated as the weighted average of the credit quality of the individual securities within the portfolio weighted by either their respective book values, or market values as appropriate per the custodial arrangement. The individual security credit quality will be as currently evaluated by either Moody's or Standard & Poor's.

The average credit quality is calculated by assigning a numeric value of each rating. For example, the highest quality category of Governments is assigned a value of 2, Agency securities receive a value of 3, Aaa/AAA 4, Aa1/AA+5, Aa2/AA 6, Aa3/AA-7 and so on. If an individual security is evaluated by both Moody's and Standard & Poor's, the lower rating will be used in computing the average. The weighted average numerical value is rounded and translated back to an average credit quality rating, i.e. an average rating of 6.4 would translate to an AA rating, and an average rating of 6.6 would equate to AA-. Based on the above, the average numerical value must be less than or equal to
6.5 to be in compliance with the stated investment guidelines.

                               PERMITTED ASSET CLASSES

U.S. GOVERNMENT AND AGENCY SECURITIES
A debt security issued by the United States Treasury Department or an agency created and sponsored by the United States government.

MORTGAGE-BACKED SECURITIES
Ownership claim in a pool of mortgages or an obligation that is secured by such a pool.

     AGENCY CMOs
     Securitization of a pool of first liens on residential properties backed by GNMA, FNMA or FHLMC into at least two classes or tranches.

     NON-AGENCY CMOs
     Securitization of a pool of first liens on residential mortgages which do not conform to agency (GNMA, FNMA or FHLMC) underwriting guidelines, or a pool of commercial loans into at least two classes or tranches.

     AGENCY PASS THROUGHS
     Securitization of a pool of first liens on residential properties backed by GNMA, FNMA or FHLMC into one class, which pays monthly interest and principal passed directly from the debtor to the investor through an intermediary.

     SUPPORT TRANCHES
     CMO classes that receive principal payments only after scheduled payments have been made on specified PAC, TAC and/or Scheduled bonds for each payment date.

ASSET-BACKED SECURITIES
Securitization of a pool of collateral into at least two classes or tranches. Acceptable collateral includes auto loans, credit card receivables, home-equity loans or manufactured housing loans.

CORPORATE, DEBT
Debt which is registered with the SEC and issued by either a corporation or a public utility.

144A PRIVATE PLACEMENTS
Private unregistered security issued under SEC Rule 144A.

PRIVATE PLACEMENTS
Privately negotiated debt transactions between an issuer and buyer. Not permitted.

FOREIGN DEBT
Debt issued by a legal entity incorporated outside of the United States. Only U.S. dollar denominated securities are permitted.

NON-INVESTMENT GRADE SECURITIES
A security with a credit quality rating of BB+ or lower. Only securities currently rated at least BB/NAIC "3" are permitted.

CASH AND CASH EQUIVALENTS
Short-term debt such as listed below, with a stated maturity within 270 days from date of purchase, rated at least A-1/P-1 or the equivalent:
     - U.S. Government or agency securities
     - Certificates of deposit
     - Commercial paper
     - Bankers acceptances
     - Repurchase agreements
     - Corporate debt rated AA or better
     - Money market funds
     - Loan participation notes; provided the notes are issued by A1/P1 companies and administered through A1/P1 banks.
     - Bank One Money Market Deposit Account

During the 90 day ramp up period after closing, these investments can be made in A2/P2 securities as long as the overall portfolio credit quality and duration requirements are met.

NON-SPECULATIVE HEDGING INSTRUMENTS
Caps, floors or swaps may only be used as part of a hedging program to explicitly manage the risk profile of the portfolio, and will only be written against specified securities (i.e. caps/floors at lifetime maximums/minimums for ARMs). They may not be used for speculative purposes. This does not imply that all such security structures in the portfolio will be hedged at all times. Credit quality of acceptable counterparties will be AA or better. Caps and floors exposure will be calculated as the lesser of cost or market value. Swap exposure for determining compliance with investment guideline limitations will be calculated as the absolute value of the swap market value. Any such derivative position will be included in the portfolio when determining compliance with all other investment guidelines.

ADDITIONAL DEFINITIONS
Newly issued and TBA securities as well as extended settlement on purchases of permitted securities are explicitly allowed as long as the securities involved otherwise comply with these stated investment guidelines. Such transactions are not considered to be forward contacts.

                               PROHIBITED ASSET CLASSES

The following asset classes are prohibited investments:
     Interest only CMO class
     Principal only CMO class
     Inverse floater CMO class
     Forwards*
     Futures*
     Options*

*Except as explicitly discussed under Permitted Asset Classes.

                                                                 EXHIBIT B

                            INVESTMENT SERVICES AGREEMENT

     This is an INVESTMENT SERVICES AGREEMENT (this "Agreement") made effective as of the 24th day of April, 1998, by and between INTEGRITY CAPITAL ADVISORS, INC., a Delaware corporation ("Company"), and ARM CAPITAL ADVISORS, LLC, a Delaware limited liability company ("Advisor") which is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

                                       RECITALS

     WHEREAS, certain subsidiaries (the "Subsidiaries") of ARM Financial Group, Inc. ("ARM"), as identified on Appendix A hereto (as such Appendix A may be revised by Company from time to time), have allocated all or a portion of their assets to one or more segregated custodial accounts with account numbers as designated by ARM in writing from time to time (the "Accounts") maintained with Chase Manhattan Bank and/or such other banks as designated by ARM in writing from time to time (the "Custodians"); and

     WHEREAS, Company has agreed to provide investment services with respect to the assets in the Accounts, but has reserved the right to sub-contract such investment services to an affiliate or third party; and

     WHEREAS, Advisor's management has extensive experience in asset/liability and investment portfolio management and supervision; and

     WHEREAS, in order to achieve certain operating economies and improve the investment services to the benefit of the Subsidiaries and the Subsidiaries' policyholders and/or face amount certificateholders, Company desires to retain Advisor to supervise and manage the assets now or hereafter contained in the Accounts; and

     WHEREAS, Company and Advisor wish to assure that all charges incurred hereunder are reasonable and in accordance with the requirements of the Advisers Act, the Investment Company Act of 1940, the appropriate investment provisions of the applicable state of domicile for each of the Subsidiaries, and all other applicable laws, rules and regulations (collectively, "Laws"); and

     WHEREAS, Company and Advisor wish to identify the investment advisory services to be rendered by Advisor, and to provide a method for determining the fees to be paid by Company in connection with such services;

          NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Company and Advisor agree as follows:

     1. PERFORMANCE OF SERVICES. Subject to the terms, conditions, and limitations of this Agreement, Advisor agrees, to the extent requested by Company, to perform diligently and in a manner consistent with past practice the investment advisory services as set forth in Appendix B attached hereto and made a part of this Agreement (collectively, the "Services") with respect to the assets now or hereafter contained in the Accounts. All charges for services incurred hereunder shall be reasonable and in accordance with or as required by any Laws. Advisor agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

          (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Advisor utilizes its personnel to perform the services pursuant to this Agreement, such personnel shall be subject to Advisor's direction and control, and Company shall have no liability to such personnel for their welfare, salaries, fringe benefits, legally required employer contributions, tax obligations or other obligations. No facility of Advisor used in performing services for Company shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

          (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Advisor, Advisor shall perform such services in accordance with any standards and guidelines which Company develops and communicates to Advisor in writing. In performing any services hereunder, Advisor shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Company and the Subsidiaries.

          (c) CONTROL. The performance of services by Advisor for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company or Advisor by their respective Boards of Directors. Advisor shall act hereunder so as to assure the maintenance of the operational controls and the separate operating identity of Company.

     2. CHARGES. Company agrees to pay to Advisor for services provided by Advisor pursuant to this Agreement the fees set forth on Appendix C attached hereto (as such Appendix may be revised by the parties hereto from time to time).

     3. PAYMENT. Advisor shall periodically submit to Company a written statement of the amount owed by Company for services rendered pursuant to this Agreement for the appropriate period, and Company shall pay such amount to Advisor within thirty (30) days of such written statement.

     4. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Advisor an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services as are available to or have been requested by Company pursuant to this Agreement. It is also understood and agreed that Advisor's services are not exclusively for Company. Advisor shall remain free to provide services to other persons, pursuant to objectives which may or may not be similar to the strategy adopted as appropriate for Company.

     5. CONFIDENTIALITY. In rendering its services hereunder, Advisor may be furnished with information concerning the Company's businesses and affairs ("Confidential Information"). Advisor agrees (a) except as required by law, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information and (b) not to use Confidential Information for any purpose other than rendering services hereunder.

     6. CONTACT PERSONS. Company and Advisor each shall appoint one or more individuals who shall serve as contact persons for the purpose of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons shall be those set forth in Section 11 of this Agreement. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

     7. TERMINATION. This Agreement may be terminated by either party hereto at any time, upon 180 days' or more advance written notice. No penalty shall be charged to Company upon termination of this Agreement, and following any such termination Advisor shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company and/or the Subsidiaries.

     8. NO ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto. Except as and to the extent specifically provided in this Agreement or as required by applicable Laws, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable; and the representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of, the parties hereto, their, and each of their, successors respectively.

     9. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Advisor shall act as an independent contractor, and any duties of Advisor arising hereunder shall be owed exclusively to Company.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed entirely within that State.

     11. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when actually given (orally or in writing) or when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed:

               (a)  If to Company to:

                    ARM Financial Group, Inc.
                    515 West Market Street, 4th Floor
                    Louisville, KY 40202-3271
                    Telecopier: (502) 582-7995
                    Attention: Robert H. Scott

               (b)  If to Advisor to:

                    ARM Capital Advisors, LLC
                    200 Park Avenue, 20th Floor
                    New York, New York 10166
                    Telecopier: (212) 973-2201
                    Attention: Emad A. Zikry

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     12. COMPLIANCE WITH LAWS. Advisor shall at all times comply with the terms of this Agreement and all applicable Laws.

     13. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Advisor or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     14. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. INTEGRATION. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral agreements related to the matters referenced herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.

                                        INTEGRITY CAPITAL ADVISORS, INC.

                                        By: /s/ Robert H. Scott
                                           -------------------------
                                        Name: Robert H. Scott
                                        Title: General Counsel

                                        ARM CAPITAL ADVISORS, LLC

                                        By: /s/ Christopher T. Kracke
                                           --------------------------
                                        Name: Christopher T. Kracke
                                        Title: Chief Financial Officer

                                                            EXHIBIT C
312 Certificate Company                                          Weekly Report

SUMMARY INFORMATION:
     Purchase Limit:          $ 500,000,000            Liquidity Termination Date:                4/22/99
                              -------------------                                              ----------
     Weekly Period Ended:            (Date]            Payment Due Date, if any, to Issuer:    [Date + 5
                              -------------------                                              ----------
     Date Due to Agent        [Date + 3 Bus. Days]                                             Bus. Days]
                              -------------------                                              ----------


--------------------------------------------------------------------------------
I.   Reconciliation of Invested Amount
--------------------------------------------------------------------------------
     A. Beginning Period Invested Amount                                  $0.00
     B. Installment Purchases During Period                               $0.00
     C. Partial Amortizations                                             $0.00
     D. Ending Period Invested Amount (A+B-C)                             $0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
II.  Reconciliation of the Portfolio's Fair Market Value (FMV)
--------------------------------------------------------------------------------
     A. Beginning Period FMV of Securities and Short-Term Investments     $0.00
     B. Ending Period FMV of Securities and Short-Term Investments        $0.00
     C. Ending Period Free Cash Balance in Custodial Account              $0.00
     D. Ending Period Total Portfolio FMV (B+C)                           $0.00
     E. Change in FMV of Securities and Short-Term Investments (A-B)      $0.00
     F. Ending Portfolio FMV/Ending Invested Amount (D/I.D)                0.00%
     G. Shortfall Amount (I.D-D, if difference >3%); Due from Swap
        Provider to Issuer                                                $0.00
--------------------------------------------------------------------------------



[COMPLIANCE PARAGRAPH]

The First National Bank of Chicago                                    Page 1

                                                                 EXHIBIT D

312 Certificate Company                                Settlement Report
SUMMARY INFORMATION:
     Purchase Limit:          $ 500,000,000            Liquidity Termination Date:        4/22/99
                              -------------------                                         ----------
     Settlement Period Ended:    31-May-98             Applicable LIBOR Rate:
                              -------------------                                         ----------
     Date Due to Agent:       [Settlement Date]        Blended LIBOR Rate:
                              -------------------                                         ----------


--------------------------------------------------------------------------------
1.   Reconciliation of Invested Amount
--------------------------------------------------------------------------------
     A. Beginning Period Invested Amount                                   $0.00
     B. Installment Purchases During Period                                $0.00
     C. Partial Amortizations                                              $0.00
     D. Ending Period Invested Amount (A+B-C)                              $0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
II.  Reconciliation of the Portfolio's Fair Market Value (FMV)
--------------------------------------------------------------------------------
     A. Beginning Period FMV of Securities and Short-Term Investments      $0.00
     B. Ending Period FMV of Securities and Short-Term Investments         $0.00
     C. Ending Period Free Cash Balance in Custodial Account               $0.00
     D. Ending Period Total Portfolio FMV (B+C)                            $0.00
     E. Change in FMV of Securities and Short-Term Investments (A-B)       $0.00
     F. Ending Portfolio FMV/Ending Invested Amount (D/I.D)                0.00%
     G. Shortfall Amount (I.D-D, if difference > 3%); Due from Swap
        Provider                                                           $0.00
     H. Surplus Amount (I.D-D, if FMV > Inv. Amt.)                         $0.00
--------------------------------------------------------------------------------
Surplus Amount can be paid to either the Issuer or the Parent, at the Issuer's discretion.


--------------------------------------------------------------------------------
III. Settlement Period Portfolio Book Income Determination
--------------------------------------------------------------------------------
     A. Interest Income Received                                           $0.00
     B. Less: Accrued Interest Paid                                        $0.00
     C. Plus: Accrued Income on Portfolio at End of Period                 $0.00
     D. Less: Accrued Income on Portfolio at Beginning of Period           $0.00
     E. Plus: Accretion of Discount                                        $0.00
     F. Less: Amortization of Premiums                                     $0.00
     G.    Book Income (A-B+C-D+E-F)                                       $0.00
     H.    Book Income Blended LIBOR Equivalent (Blended LIBOR + ___ bps)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IV.  Priority Of Payments
--------------------------------------------------------------------------------
     A. To Issuer, for Accrued and Unpaid Franchise Taxes Payable          $0.00
     B. If Applicable, to Alternate Portfolio Manager                      $0.00
     C. To Custodian, for Accrued and Unpaid Fees                          $0.00
     D. To Agent, for Payment of Certificate Yield                         $0.00
     E. To, Agent, for Reimbursement of Other Accrued Fees                 $0.00
     F. To Issuer, for Accrued and Unpaid Operating Expenses               $0.00
     G. Program Cost Subtotal                                              $0.00
     H. Program Cost LIBOR Equivalent (Blended LIBOR + _bps)                0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
V. Required Swap Payment (if any) by Swap Provider:
--------------------------------------------------------------------------------
Program Cost Subtotal - Book Income (IV.G-III.G)                           $0.00
Approximate LIBOR Spread (bps) (IV.H-III.H)                                 0.00
--------------------------------------------------------------------------------


The First National Bank of Chicago                                         Page 1


312 Certificate Company                                          Settlement Report


--------------------------------------------------------------------------------
VI.  Book Income Available for Distributions
--------------------------------------------------------------------------------
     A. Book Income (III.G)                                                $0.00
     B. Less: Program Cost Subtotal (IV.G)                                 $0.00
     C. Less: Portfolio Manager Fee (.0025/12*((I.A+I.D)/2))               $0.00
     D. Book Income Available to Swap Provider                             $0.00
          (Provided FMV > Inv. Amt.)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
VII. Portfolio Monitoring
--------------------------------------------------------------------------------
                                                            Termination
                                                       Actual         Trigger
                                                       ------         -------
     A. Portfolio Weighted Average Credit Quality                     < AA
     B. Portfolio Average Effective Duration                          > 1.75
     C. Percentage Fixed Rate Coupons in Portfolio                    > 60%
     D. In Compliance?                                   Yes
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
VIII. Payment Summary Section:
--------------------------------------------------------------------------------
     A. To Issuer (IV.A+IV.F):                                             $0.00
     B. To Custodian (IV.C):                                               $0.00
     C. To Agent (IV.D+IV.E):                                              $0.00
     D. To Portfolio Manager (VI.C):                                       $0.00
     E. To Swap Provider (VI.D):                                           $0.00
     F. To Issuer or Parent, if available, at Issuer's Discretion (II.H):  $0.00
--------------------------------------------------------------------------------

This Compliance Certificate is furnished pursuant to that certain Face Amount Certificate Agreement (the "Agreement") dated as of April 24, 1998, among 312 Certificate Company (the "Issuer"), ISC (the "Certificateholder") and The First National Bank of Chicago, as agent for such Certificateholder.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.   I am the duly elected officer of the Issuer.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under m supervision, a detailed review of the transactions and conditions of the Issuer during the Settlement Period covered by this Settlement Report.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or a Material Adverse Effect, as each such term is defined under the Agreement, during or at the end of the Settlement Period covered by this Settlement Report or as of the date of my signature, except as set below; and

4. This Settlement Report sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete, and correct.

5. Described on an attached sheet are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Issuer has taken, is taking, or proposes to take with respect to each such condition or event;

     The foregoing certifications, together with the computations set forth in this Settlement Report are made and delivered this ____ day of _______, 19__.

                                                       -----------------------

The First National Bank of Chicago                                    Page 2

312 Certificate Company                                Monthly Compliance Report

SUMMARY INFORMATION:
     Purchase Limit:                         $500,000,000        Liquidity Termination Date:        4/22/99
                                             -------------                                          -------
     As of Last Day of Settlement Period:           [Date]
                                             -------------
     Due to Agent on Settlement Date:               [Date]
                                             -------------


                                                                   MAXIMUM        ACTUAL         MAXIMUM         ACTUAL
                                      MAXIMUM        ACTUAL       PER ISSUE      PER ISSUE      PER ISSUER     PER ISSUER
ASSET CLASS                          EXPOSURE       EXPOSURE      EXPOSURE       EXPOSURE        EXPOSURE       EXPOSURE
-----------                          --------       --------      ---------      ---------      ----------     ---------
U.S. Government & Agencies            100%                           n/a                           n/a

Mortgage-backed Securities                                            5%                          9.5%
      Agency CMOs                      50%
      Non-Agency CMOs (residential)    50%                            5%                          9.5%
      Non-Agency CMOs (commercial)     10%                            5%                          9.5%
      Agency Pass Throughs             50%                            5%                          9.5%
      Support Tranches                 10%                            5%                          9.5%

Asset-backed Securities                30%                            5%                          9.5%
      Auto Loans
      Credit Card Receivables
      Home Equity
      Manufactured Housing

Corporate Debt                         60%                            5%                            5%
      Industrials
      Telecommunications
      Utilities
      Banks
      Finance Companies

144A Private Placements                30%                          2.5%                          2.5%

Foreign Debt                           20%                          2.5%                          2.5%

Non-Investment Grade Securities         5%                            1%                            1%

Cash & Cash Equivalents               100%                            5%                            5%

Non-Speculative Hedging Instruments     3%                            1%                            1%


                                (COMPLIANCE PARAGRAPH]



The First National Bank of Chicago                                    Page l